Wiley Hosts Investor Update
Global leader in research and learning to discuss FY24-26 value creation plan to drive material performance and profit improvement

HOBOKEN, NJ – (January 25, 2024) Wiley (NYSE: WLY and WLYB), one of the world’s largest publishers and a global leader in research and learning, will host its Investor Update today at 10 am E.T. to discuss the company’s business and financial outlook.

Today's virtual event will feature presentations by key members of the executive management team and focus on Wiley's execution on the following priorities:
•Wiley's recent reorganization around its Research & Learning core to better leverage its competitive advantage, drive scale, and improve operating and capital efficiency.
•The implementation of a 'focus and optimize' strategy to deliver healthy revenue growth and material margin improvement in Fiscal Years 2025 and 2026. Wiley will share its medium-term targets for revenue growth, Adjusted EBITDA margins, and Free Cash Flow.

“We continue to execute well on our value creation plan to make Wiley a stronger and more profitable company, giving us confidence in our ability to meet our medium-term targets and deliver sustained long-term success,” said Matthew Kissner, Wiley’s interim president and CEO. “Our renewed focus on our core presents exciting opportunities to grow by leveraging our must-have content and solutions for high-demand areas of the knowledge economy.”

Virtual Event
The live video webcast and playback will be available at Investor Update Webcast. Presentation slides will be available on Wiley’s Investor Relations website at investors.wiley.com.

About Wiley
Wiley is one of the world’s largest publishers and a global leader in research and learning. Dedicated to the creation and application of knowledge, Wiley serves the world’s researchers, learners, innovators, and leaders, helping them achieve their goals and solve the world's most important challenges. For more than two centuries, Wiley has been delivering on its timeless mission to unlock human potential. Visit us at Wiley.com.  Follow us on Facebook, Twitter, LinkedIn and Instagram.

Safe Harbor Statement
This presentation contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon many assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key retailers; (vi) the seasonal nature of the Company’s Learning business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2024 in connection with our multi-year Global Restructuring Program; (xi) the possibility that the divestitures will not be pursued, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to planned dispositions; and (xii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Measures
In this presentation, management may provide the following non-GAAP performance measures:
•Adjusted Revenue
•Adjusted Earnings Per Share (“Adjusted EPS”);
•Free Cash Flow less Product Development Spending;
•Adjusted Contribution to Profit (“Adjusted CTP”) and margin;
•Adjusted EBITDA and margin;
•Organic revenue; and
•Results on a constant currency (“CC”) basis.
Management believes non-GAAP financial measures, which exclude our held for sale or sold businesses, impairment charges, and the impact of restructuring charges and credits and other items, provide supplementary information to support analyzing operating results and earnings and are commonly used by shareholders to measure our performance. Free Cash Flow less Product Development Spending helps assess our ability over the long term to create value for our shareholders. Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period applying the same foreign currency exchange rates for the current and equivalent prior period. We have not provided our 2024-2026 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP. Please refer to our Annual Report on Form 10-K for the fiscal year ended April 30, 2023 and our 8-K filed on September 1, 2023 for our Revised Segment Results for our Non-GAAP reconciliations to US GAAP results.

Investor Contact:
Brian Campbell
brian.campbell@wiley.com
201.748.6874
CATEGORY: ALL CORPORATE NEWS